  EXHIBIT 99.1

SUI Group Launches eSUI (suiUSDe) with Ethena and Advances Institutional Adoption Through the suiUSDe Vault on Ember Protocol and Bluefin

WAYZATA, MN — February 11, 2026 — SUI Group Holdings Limited (NASDAQ: SUIG) (“SUI Group,” “SUIG” or the “Company”) today announced that its native synthetic dollar, eSui Dollar (suiUSDe), is now live on Sui Mainnet. Additionally, SUI Group announced the deployment of $10 million in newly minted suiUSDe into a yield-generating vault operated by Ember Protocol, a vault and investment infrastructure provider incubated by the team behind Bluefin.

As previously announced in October 2025, SUI Group partnered with Ethena Labs and the Sui Foundation to launch suiUSDe and USDi as the first native stablecoins built for the Sui ecosystem. With suiUSDe now live, SUI Group is transitioning from launch to utilization by committing capital into on-chain yield infrastructure designed to support scalable, permissionless participation.

The newly launched suiUSDe Vault is a permissionless, yield-generating vault backed by suiUSDe and built natively on Sui. SUI Group acted as the anchor participant by seeding the vault with $10 million, supporting its role as a foundational liquidity layer for stablecoin-based yield on Sui. The vault has an initial capacity of $25 million and is open to both institutional and individual participants.

“Launching the Ethena-backed suiUSDe was about establishing native, reliable synthetic dollar infrastructure on Sui,” said Marius Barnett, Chairman of SUI Group Holdings. “Seeding the suiUSDe Vault with $10 million is how we move that infrastructure into active use. By pairing a native stablecoin with a professionally curated, permissionless vault on Ember Protocol, we aim to put institutional capital to work on-chain, help form durable liquidity and sustainable yield on Sui, and create another value-creative mechanism for our ecosystem.”

“We’re seeing strong demand for crypto-native products that combine automation, transparency, and composability without requiring users to give up custody,” said Ibra Barbery, Co-Founder of Ember Protocol. “Vaults have emerged as the most effective way to deliver that experience, and partnering with SUIG allows us to bring institutional-grade curation into a fully permissionless, on-chain product that builds on the same ecosystem and technical lineage that helped Bluefin scale its stack of trading products on Sui.”

The vault launch reflects increasing demand for stablecoin-based yield opportunities on Sui and underscores SUI Group’s strategy of pairing native asset issuance with direct capital deployment to accelerate ecosystem growth.

About SUI Group Holdings Limited

SUI Group is the only publicly traded company with an official Sui Foundation relationship, providing institutional-grade exposure to the SUI blockchain. Through its industry-first SUI treasury strategy, SUI Group is building a premier, foundation-backed digital asset treasury platform designed for scale, transparency and long-term value creation. SUI’s high-speed, horizontally scalable architecture positions it as one of the leading blockchains designed for mass adoption, powering next-generation applications in finance, gaming, AI and beyond. The Company plans to continue its specialty finance operations while executing its SUI treasury strategy. For more information, please visit www.SUIG.io.

About Ember Protocol

Ember is the investment platform and infrastructure for launching, accessing, and distributing traditional and onchain financial products through crypto capital markets. Learn more at: Ember.so

About Bluefin

Bluefin is the super app of the Sui ecosystem, unifying perps, spot, lending, and vaults in a single, secure platform. The platform focuses on security, transparency and redefining the user experience of using on-chain trading systems. For more information, please visit https://bluefin.io/

Forward Looking Statements

This press release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements include, but are not limited to, expectations regarding the Company’s future performance and growth, its ability to successfully execute its strategic plans, the Company’s digital asset treasury, and the nature and performance of digital assets held by the Company.

Forward-looking statements are subject to significant risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those expressed or implied in these statements due to various factors, including but not limited to: the inherent volatility and risks associated with investing in SUI, challenges in executing a new treasury diversification strategy, the capabilities and limitations of the SUI blockchain, the competitive environment of the Company’s business among others, and the inherent uncertainties associated with the Company’s business strategy, and the risk factors and other factors noted in the Company’s Registration Statement on Form S-1 (File No. 333-289438), Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. The Company disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release, except as may be required by law.

Contacts

Media Contact

Gasthalter & Co.

SUIG@gasthalter.com

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

SUIG@elevate-ir.com